EXHIBIT 23.5


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated April 17, 1998, accompanying the consolidated financial statements of Heart of Georgia Bancshares, Inc. and subsidiary contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                         /s/ MCLAIN, CALHOUN & CO., P.C.

Vidalia, Georgia
September 21, 1998